CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statement Number in Registration Statement Number 33-47593 on Form S-8 dated May 1, 1992, in Registration Statement Number 33-61896 on Form S-8 dated April 29, 1993, in Registration Statement Number 33-78258 on Form S-8 dated April 28, 1994, in Registration Statement Number 33-91294 on Form S-8 dated April 17, 1995, Registration Statement Number 33-02531 on Form S-8 dated April 16,
     1996, Registration Statement Number 33-50275 on Form S-8 dated April 16, 1998, and in Registration Statement Number 33-75099 on Form S-8 dated March 26, 1999 of our report dated February 14, 2000, with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1999.






                                                   /s/ Ernst & Young LLP
McLean, Virgina                                   ---------------------
March 28, 2000                                      Ernst & Young LLP